                                  Exhibit 23.3



                        Consent of KPMG Peat Marwick LLP

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Electronic Associates, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Electronic Associates, Inc. of our report dated March 31, 1994, with respect to the balance sheet of Tanon Manufacturing, Inc. as of December 31, 1993 and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1993, which report appears in the Form 8-K of Electronic Associates, Inc. dated January 4, 1995. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


                                                     /s/ KPMG Peat Marwick LLP
                                                    ---------------------------
                                                    KPMG Peat Marwick LLP


San Jose, California
January 12, 1996